UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2005


                                 CRDENTIA CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                               000-31152                              76-0585701
    (State or Other Jurisdiction of                   (Commission                          (I.R.S. Employer
            Incorporation)                            File Number)                      Identification Number)
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                         14114 Dallas Parkway, Suite 600
                               Dallas, Texas 75254

               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 850-0780
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))


Item 1.02  Termination of a Material Definitive Agreement.

      On April 4, 2005 we, Crdentia Corp., CRDE Corp., a wholly-owned subsidiary of Crdentia Corp., and the shareholders of Healthcare Innovations Private Services, Inc., mutually agreed to terminate that certain Agreement and Plan of Reorganization, dated as of November 14, 2004 (the "Merger Agreement"), which agreement was reported by Crdentia Corp. in a current report on Form 8-K filed on November 15, 2004. Upon the terms and subject to the conditions of the Agreement, HCI Holding Corporation, the prospective parent of Healthcare Innovations Private Services, Inc., would have merged with and into CRDE Corp., and CRDE Corp. would have survived the merger as a subsidiary of Crdentia Corp., in exchange for aggregate merger consideration consisting of (i) $9,000,000 in cash paid to HCI Holding Corporation at closing, and (ii) a number of shares of our common stock having an aggregate market value of $19,000,000.

      The parties determined that terminating the Merger Agreement was in the best interests of each of the constituent corporations and their shareholders. There were no penalties incurred by the parties in connection with the termination.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CRDENTIA CORP.

April 7, 2005                             By:  /s/ James D. Durham
                                               -----------------------------
                                               James D. Durham
                                               Chief Executive Officer